U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2017
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

640 Plaza Drive, Suite 270, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2017 Advanced Emissions Solutions, Inc. (the “Registrant”), a Delaware corporation, ADA-ES, Inc. (“ADA”), a Colorado corporation and wholly-owned subsidiary of the Registrant, and COBIZ Bank (the “Lender”), a Colorado corporation d/b/a Colorado Business Bank, entered into the Eleventh Amendment (the "Eleventh Amendment") to the 2013 Loan and Security Agreement (the “Line of Credit”).

The Eleventh Amendment decreases the Line of Credit to $10.0 million from $15.0 million due to our decreased need to support letters of credit, extends the maturity date of the Line of Credit to September 30, 2018 and permits the Line of Credit to be used as collateral (in place of restricted cash) for letters of credit up to $8.0 million related to equipment projects, a royalty award to a third-party and certain other agreements. Additionally, under the Eleventh Amendment there is no longer a minimum cash balance covenant.

The foregoing descriptions of the Eleventh Amendment do not purport to be complete and are qualified in their entirety by reference, respectively, to the full text of the Eleventh Amendment, which will be filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 2, 2017

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer

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